UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 15, 2014 (December 11, 2014)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 11, 2014, the Company’s Board of Directors authorized a new share repurchase program for up to $25 million of its outstanding common stock, effective January 1, 2015. The purchases may be made in the open market or through privately negotiated transactions, from time-to-time through December 31, 2015, and in accordance with applicable laws, rules and regulations. The program may be amended, suspended or discontinued at any time and does not commit the Company to repurchase shares of its common stock. The actual number and value of the shares to be purchased will depend on the performance of the Company's stock price and other market conditions.

The new share repurchase program replaces the existing $25 million share repurchase program that was authorized in August 2010, which will expire in accordance with its terms on December 31, 2014.  There is currently $12.8 million that remains authorized for repurchases under the existing share repurchase program. No further purchases will be made under the existing share repurchase program prior to its expiration.

A copy of the press release announcing the new share repurchase program is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits:

    The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibit
99.1	Press Release of the Company dated December 15, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.

Dated: December 15, 2014	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President Chief Operating and Financial Officer and Treasurer

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